                                                                      EXHIBIT 11

                SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
           FOR THE THREE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                            BASIC EARNINGS PER SHARE


                                                      2000             1999             1998
                                                  -----------      -----------      -----------
Weighted average number of common
 shares outstanding                                12,019,329       11,834,915       11,556,629

Shares issuable pursuant to stock bonus plan            3,375            2,400            3,825
                                                  -----------      -----------      -----------

Number of shares for computation of basic
 net income per share                              12,022,704       11,837,315       11,560,454
                                                  ===========      ===========      ===========


Net income for computation of basic
 net income per share                             $38,354,103      $38,467,392      $31,141,523
                                                  ===========      ===========      ===========

Basic net income per share                        $      3.19      $      3.25      $      2.69
                                                  ===========      ===========      ===========



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                SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
           FOR THE THREE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                           DILUTED EARNINGS PER SHARE


                                                      2000             1999             1998
                                                  -----------      -----------      -----------
Weighted average number of common
 shares outstanding                                12,019,329       11,834,915       11,556,629

    Shares issuable pursuant to employee
    stock option plans, less shares assumed
    repurchased at the average fair value
    during the period                                 268,085          392,723          483,361

    Shares issuable pursuant to the
    independent director stock option plan,
    less shares assumed repurchased at the
    average fair value during the period                4,133            3,827            4,382

Shares issuable pursuant to stock bonus plan            3,375            2,400            3,825
                                                  -----------      -----------      -----------

Number of shares for computation of diluted
 net income per share                              12,294,922       12,233,865       12,048,197
                                                  ===========      ===========      ===========

Net income for computation of diluted
 net income per share                             $38,354,103      $38,467,392      $31,141,523
                                                  ===========      ===========      ===========

Diluted net income per share                      $      3.12      $      3.14      $      2.58
                                                  ===========      ===========      ===========